UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July 28, 2010
KAYDON CORPORATION
(Exact Name of Registrant as Specified in Charter)

Delaware	1-11333	13-3186040
(State or Other Jurisdiction	(Commission	(IRS Employer
of Incorporation)	File Number)	Identification No.)
315 East Eisenhower Parkway, Suite 300
Ann Arbor, MI 48108
(Address of Principal Executive Offices)
Registrant’s telephone number, including area code: (734) 747-7025
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition.
     Kaydon Corporation (the “Company”) hereby furnishes a press release, issued July 29, 2010, disclosing material non-public information regarding its results of operations for the second fiscal quarter ended July 3, 2010. A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference. The press release is also available on the Company’s website, which is www.kaydon.com.
Item 8.01 Other Events.
     Kaydon Corporation (the “Company”) issued a press release on July 29, 2010, announcing that its Board of Directors declared a 5.6 percent increase in its regular quarterly dividend, to $.19 per share from $.18 per share. The higher dividend is payable on October 4, 2010 to shareholders of record as of the close of business on September 13, 2010. A copy of the Company’s press release announcing the dividend increase is attached hereto as Exhibit 99.2 and is incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
(d)	Exhibits

Exhibit No.	Description

99.1	Press Release dated July 29, 2010

99.2	Press Release dated July 29, 2010

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

July 29, 2010	KAYDON CORPORATION
	By:	/s/ Debra K. Crane
Debra K. Crane
Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release dated July 29, 2010

99.2	Press Release dated July 29, 2010